                                                                    EXHIBIT 10.1

         THIS SECURITIES PURCHASE AGREEMENT, dated as of the 31st day of May 2004, is entered into by and between MED-EMERG INTERNATIONAL INC., a corporation registered in Ontario, Canada (hereinafter referred to as the "Company"), and each individual or entity named on a signature page hereto (as used herein, each such signatory is referred to as the "Buyer") under this Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act and
(ii) section 2.3 of Rule 45-501 of the Ontario Securities Commission; and

         AND WHEREAS, the Buyer wishes to purchase from the Company and the Company desires to sell to the Buyers, upon the terms and subject to the conditions of this Agreement, shares of the Common Stock, $.001 par value per share, of the Company (the "Common Stock"), together with the New Warrants (as defined below) exercisable for the purchase of shares of Common Stock, and subject to acceptance of this Agreement by the Company;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                        PURCHASE AND SALE OF COMMON STOCK

         Subject to the terms and conditions of this Agreement, the Buyers agree to purchase and the Company agrees to sell and issue to the Buyers, an aggregate of Thirty Nine Million Three Hundred Sixty Thousand Two Hundred Seventy Two (39,360,272) shares (the "Shares") of the Company's Common Stock and the New Warrants (as provided in Section 4.02 below). The purchase price per share of Common Stock shall be $0.1144 and the aggregate purchase price for the Shares and the New Warrants shall be an aggregate purchase price of Four Million Five Hundred Thousand Dollars (US $4,500,000) (the "Purchase Price"). Each Buyer shall purchase the number of Shares listed beside their name on Schedule 4.01.

                                   ARTICLE II

            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

         As an inducement to and to obtain the reliance of the Buyer, except as set forth on the schedules attached hereto (the " Company Schedules"), the Company represents, warrants and certifies as follows:

2.01     ORGANIZATION AND TITLE

         The Company is a corporation [Corporate # 1162209] duly organized, validly existing, and in good standing under the laws of the Province of Ontario, Canada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the provinces, states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a Material Adverse Effect, as defined below, on its business. Included in the Company Schedules are complete and correct copies of the Articles of Incorporation (as amended) and Bylaws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company's Articles of Incorporation or Bylaws. The Company has taken all actions required by law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement. The Company has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.
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                                       2

         The Company owns and has valid title to its property and assets free and clear of all mortgages, liens, loans and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The Company does not own any real property.

2.02     CAPITALIZATION

         At the Closing the authorized and issued capitalization of Med-Emerg International Inc. consists of an unlimited number of the following classes of shares, options and warrants:

(a) Preference shares, voting, non-redeemable, non-retractable, having a cumulative dividend of US$0.27 per share, convertible to common shares, of which 500,000 preference shares are currently issued and outstanding prior to their repurchase and redemption referred to in section 7.07;

(b) Common shares of which 18,917,424 shares are currently issued and outstanding (includes common shares to be issued upon repurchase of all preference shares under section 7.07) prior to the issuance of the shares to Buyers as set forth in Section 4.01.

(c) 1,437,500 common shares purchase warrants entitling holder to purchase one share of common stock at a price of US $0.50 per share.

(d)      2,425,000 options (2,325,000 exercisable at $0.50 and 100,000 exercisable at $1.00 per common share) currently outstanding for the purchase of common shares.

(e) 3,083,949 warrants issued upon repurchase of all preference shares under Section 7.07.

2.03     SUBSIDIARIES

         For the purposes of this Agreement (unless specifically excepted) the word "Company" includes:

(a) Wholly owned subsidiaries: 2036400 Ontario Inc., Med Emerg Health Centers Inc., Med Emerg Elmvale Clinic Inc., 927564 Ontario Inc., 927563 Ontario Inc., YFMC Healthcare Inc.; and

(b) YFMC Healthcare (Alberta) Inc, a wholly subsidiary of YFMC Healthcare Inc. and Med-Emerg Inc., a wholly owned subsidiary of 927563 Ontario Inc.

         The Company is the registered and beneficial owner of all of the issued and outstanding securities of each of its subsidiaries, and no person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or transfer of any securities of any of the Company's subsidiaries. All of the issued and outstanding shares of each of the subsidiaries have been validly issued and are outstanding as fully paid and non-assessable. Neither the Company nor any of its subsidiaries owns, directly or indirectly, or has agreed to acquire outstanding securities of any other company or options to acquire securities of any other company, other than marketable securities held in the ordinary course of business, or a participating interest in any partnership, joint venture or other business enterprise.


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                                       3


2.04     FINANCIAL INFORMATION

         (a) Included in Company Schedules are (i) the audited balance sheets of the Company and the related statements of operations and cash flows as of and for the twelve (12) months ended December 31, 2003 and the unaudited balance sheets of the Company and the related statements of operations and cash flows for the first calendar quarter of 2004 ending March 31, 2004.

         (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Company balance sheets present fairly and accurately as of their respective dates the financial condition of the Company. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no material liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles in Canada, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

         (c) The Company has no liabilities with respect to the payment of any federal, provincial, municipal, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

         (d) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

         (e) All of the Company's assets are reflected on its financial statements.

         (f) The Company has filed all provincial , federal or local income, franchise tax returns and or GST/PST tax submission required to be filed by it from inception to the date hereof. Each of such income tax returns and or GST/PST tax submissions reflect the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

2.05     INFORMATION

         The information concerning the Company set forth in this Agreement and in the Company Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to Buyer (through this Agreement or the Company Schedules) all information and material facts relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than Twenty-Five Thousand Dollars ($25,000) liability or diminution in value, or (ii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a Material Adverse Effect on the transactions contemplated herein or on the Company, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

2.06     OPTIONS OR WARRANTS

         Except as set forth in Section 2.02 and convertible debentures issued by Company in September 2001, which are convertible into common shares at the sole option of the Company (A) there are no outstanding options, warrants, convertible securities, rights (including conversion, right of first refusal or any preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any future issuance of securities by the Company; (B) there are no outstanding stock appreciation rights or other rights to redeem for cash options or warrants of the Company; (C) there are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Company may vote. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of stock options will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

2.07     ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except as set forth in this Agreement or the Schedules, since March 31, 2004:

         (a) there has not been any Material Adverse Effect caused by (i) any change in the proposed business, operations, properties, assets, or condition of the Company or (ii) any damage, destruction, or loss to the Company (whether or not covered by insurance) ;

         (b)      The Company has not:

                  (i)      amended its Articles of Incorporation or Bylaws;

                  (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock;

                  (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company;

                  (iv) made any material change in its method of management, operation or accounting;

                  (v) entered into any other material transaction other than sales in the ordinary course of its business;

                  (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

                  (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds One Thousand Dollars ($1,000) excluding annual pay increases effective April 1, 2004 of average of 5%; or

                  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

         (c)      The Company has not:

                  (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) in excess of $5,000 except as disclosed herein and except liabilities incurred in the ordinary course of business;

                  (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby;

                  (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than Five Thousand Dollars [$5,000]), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than Five Thousand Dollars [$5,000]); or

                  (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; and

         (d) To the best knowledge of the Company, the Company has not become subject to any law or regulation which now has, or in the future may have, a Material Adverse Effect on the business, operations, properties, assets, or condition of the Company.

2.08     TITLE AND RELATED MATTERS

         No third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Materially Adverse Effect on the proposed business, operations, financial condition, income, or business prospects of the Company or any material portion of its current properties, assets, or rights.

2.09     LITIGATION AND PROCEEDINGS

                  There are no actions, suits, or proceedings pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which can have a Material Adverse Affect on the Company. The Company does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

2.10     CONTRACTS

         (a) There are no material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which the Company is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement and (ii) involves aggregate obligations of at least Twenty-Five Thousand Dollars ($25,000);

         (b) All contracts, agreements, franchises, license agreements, and other commitments, if any, to which the Company is a party and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

         (c) The Company is not a party to or bound by, and the properties of the Company are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of the Company; and

         (d)      The Company is not a party to any oral or written:

                  (i) contract for the employment of any officer or employee which is not terminable on ninety (90) days, or less notice;

                  (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan;

                  (iii) agreement, contract, or indenture relating to the borrowing of money;

                  (iv) guarantee of any obligation, other than one on which the Company is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one
                           (1) year or providing for payments in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate;

                  (v)      collective bargaining agreement; or

                  (vi) agreement with any present or former officer or director of the Company.

2.11     MATERIAL CONTRACT DEFAULTS

         The Company is not in default in any material respect under the terms of any outstanding material contract, agreement, employment related obligation, lease, or other commitment which is material to the business, operations, properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

2.12     NO CONFLICT WITH OTHER INSTRUMENTS

         The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which the Company is a party or to which any of its properties or operations are subject.

2.13     GOVERNMENTAL AUTHORIZATIONS

         Where limited to only those territories wherein the Company is currently commercially selling it various products and services the Company has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. No authorization, approval, consent, or order of, or registration, declaration, or filing with (except for required security filings with OSC, SEC and Investment Review Division of Industry Canada) , any court or other applicable governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

2.14     COMPLIANCE WITH LAWS AND REGULATIONS

         To the best of its knowledge the Company has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company.

2.15     APPROVAL OF AGREEMENT

         The Board of Directors of the Company which is currently comprised of five members has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement, the transactions and performance of obligations contemplated hereby.

2.16     MATERIAL TRANSACTIONS OR AFFILIATIONS

         Set forth in the Company Schedules is a description, if applicable, of every contract, agreement, or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by the Company to own beneficially, five percent (5%) or more of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or which was entered into not more than three (3) years prior to the date hereof. Except as disclosed in the Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of the Company has, or has had during the previous 5 years, any known interest, direct or indirect, in any transaction with the Company which was material to the business of the Company. There are no commitments by the Company, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

2.17     SCHEDULES

         Within twenty (20) days prior to the Closing the Company will deliver to Buyer the following schedules, if such schedules are applicable to the business of the Company, which are collectively referred to as the "Company Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of the Company as complete, true, and correct as of the date of this Agreement in all material respects:

         (a) Schedule A - schedule containing complete and correct copies of the Articles of Incorporation in effect as of the date of this Agreement;

         (b) Schedule B - schedule containing complete and correct copies of the Bylaws of the Company in effect as of the date of this Agreement;

         (c) Schedule C - schedule containing any Corporate Resolutions of the Shareholders of the Company;

         (d) Schedule D - schedule containing Minutes of meetings or resolutions of the Board of Directors of the Company;

         (e) Schedule E - a certified Nobo list from DTC setting forth the name and address of each shareholder of the Company together with the number of shares owned by him, her or it; and

         (f) Schedule F - a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of the Company since March 31, 2004;

         (g) Schedule G - (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefore) pursuant to which the Company carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of the Company);

         (h) a schedule listing the accounts receivable and notes and other obligations receivable of the Company as of March 31, 2004, or thereafter other than in the ordinary course of business of the Company, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such debtor;

         (i) a schedule listing the accounts payable and notes and other obligations payable of the Company as of March 31 , 2004, or that arose thereafter other than in the ordinary course of the business of the Company, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by the Company respecting such obligations;

         (j) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Company Schedules by Sections 2.01 through 2.19.

         (k) Schedule J - schedule setting forth any other information, together with any required copies of documents, required to be disclosed by the Company.

         THE COMPANY SHALL CAUSE THE COMPANY SCHEDULES AND THE INSTRUMENTS AND DATA DELIVERED TO THE COMPANY HEREUNDER TO BE PROMPTLY UPDATED AFTER THE DATE HEREOF UP TO AND INCLUDING THE CLOSING DATE.

         It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by the Company. If the Company cannot or fails to deliver the Company Schedules within the allotted time, or if Buyer acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth herein, Buyer may terminate this Agreement by giving written notice to the Company within ten (10) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Buyer may consider a disclosure in the Schedules to be "unacceptable" only if that item would have in Buyer's sole discretion, a `Material Adverse Effect' on the financial condition of the Company, taken as a whole.

         "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to:

         (a) adversely affect the legality, validity or enforceability of this Agreement;

         (b) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole;

         (c) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of this Agreement or the transactions contemplated thereby; or

         (d) materially and adversely affect the value of the rights granted to the Buyer in this Agreement.

2.18     VALID OBLIGATION

         This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

2.19     REPORTING REQUIREMENTS OF THE COMPANY

         The Company is subject to the reporting and filing requirements of the Securities Exchange Act of 1934 ("the Exchange Act") including (1) the periodic reporting requirements and (2) the Proxy Rules set forth thereunder. The Company is a "reporting issuer" as that term is defined in the securities legislation of each of the provinces of Quebec, Alberta and Ontario, and is not in default of the requirements of such legislation or the regulations thereto excluding the failure to mail quarterly financial statements to shareholders and failure to file material change reports. The Company shall use its best efforts to maintain at all times in good standing its status as a "reporting issuer" in each of the aforementioned provinces and to comply with all applicable requirements of the securities legislation thereof.

2.20     QUOTATION ON THE OTC BULLETIN BOARD

         The Company's Common Stock is quoted on the OTC Bulletin Board under the symbol "MDER.OB" and the Company will retain such quotation on the OTC Bulletin Board until the Closing of the transactions contemplated herein.

2.21     (a)      The Company has filed all reports required to be filed by it with the SEC pursuant to the Exchange Act (the "SEC Reports").
                  The SEC Reports complied, at the time of filing, in all material respects with the applicable requirements of the Exchange Act. None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent superseded by an SEC Report filed subsequently and prior to the date hereof. The Company has filed with the SEC and delivered to Buyer the Company 's annual report on Form 10-K for the year ended December 31, 2003 ("Annual Report"). As of Closing, there shall not be any change in the business, assets, liabilities, financial condition, results of operations or prospects of the Company from the Annual Report which would have a Material Adverse
                  Effect on the Company. The Company has, on a timely basis, duly filed or delivered all reports, filings, disclosures, releases and other materials required to be filed or delivered pursuant to the securities legislation (including all rules, regulations, policies, orders and rulings ancillary thereto) of each of the provinces of Ontario, Quebec and Alberta, and none of the same contains any misrepresentation (as such term is defined and construed for purposes of such legislation), excluding the failure to mail quarterly financial statements to shareholders and failure to file material change reports.

         (b) The financial statements of the Company made part of the SEC Reports have been prepared in accordance with Canadian generally accepted accounting principles. All financial statements made part of the SEC Reports present fairly the consolidated financial position of the Company as of their respective dates and the consolidated results of its operations and its cash flows for the periods presented therein subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been and are not expected to be material in amount.

         No cease trade order has been issued against the Company or its Common Stock in any jurisdiction, and to the knowledge of the Company, no cease trade order is pending or threatened.

         The Company has not made any confidential material change report filings pursuant to the securities legislation of any of the provinces of Quebec, Alberta and Ontario during the previous 36 months.

         The issuance of the Shares to the Buyers who qualify as `accredited investors' as such term is defined in Section 3.11 above, will constitute a distribution under the Securities Act (Ontario) (the "OSA") (as that term is defined therein) that is exempt from the prospectus and registration requirements of the OSA, provided that no unusual effort is made to prepare the market or to create a demand for such securities and no extraordinary commission or consideration is paid in respect of such trade. The Shares issued to the Buyers hereunder will not be subject to any statutory hold period under applicable securities laws of the Province of Ontario which exceeds four months and one day from the Closing Date.

2.22     APPROVAL BY THE COMPANY'S SHAREHOLDERS

         The transactions contemplated by this Agreement do not require the approval of the Company's shareholders and the Company is not required to file a
Schedule 14A or 14C with the Securities and Exchange Commission as a result of the transactions contemplated herein.

2.23 Approval by the Company's shareholders of any of the transactions contemplated hereunder is not required by (i) Ontario law (ii) the Company's Articles of Incorporation or Bylaws or any amendments thereto (iii) the Exchange Act (iv) the Securities Act (Ontario) or (v) any other applicable law or regulatory requirement.

2.24     NO INTEGRATED OFFERING

                  Neither the Company nor any person acting on its or their behalf has, directly or indirectly, at any time since June 1, 2003, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

2.25     BOARD REPRESENTATION

         (a) Following the Closing and so long as BXR Holdings Inc., Walt & Co. Inc., Lillian Brachfeld, David J. Kassie and 1619271 Ontario Limited (individually or jointly the "Canadian Investor") shall hold, in the aggregate, at all times following the completion of the Closing, at least 10% of the issued and outstanding shares of the Company's Common Stock (the "Requisite Percentage"), the Investor shall be entitled to designate that number of members of the Company's board of directors (the "Board") which as a percentage of the total number of members of the Board is not less than the percentage of the issued and outstanding shares of the Company's Common Stock held by the Investor; provided that, notwithstanding any of the foregoing, so long as the Canadian Investor holds the Requisite Percentage the Canadian Investor shall always be entitled to designate at least one member of the Board and provided, further, that in case of a fractional pro rata entitlement the fractional number shall be `rounded down' to the nearest whole number. Thus, for purposes of example only, if the Canadian Investor holds 30% of the stock and the size of the Board is 9 directors, the "rounding-down"-based calculation will entitle the Canadian Investor to only 2 directors (i.e. 30% of 9 = 2.7 = 2). Such right shall then continue in full force and effect so long as the Canadian Investor shall hold the Requisite Percentage. The Canadian Investor acknowledges and agrees that the director designated by it to sit on the Company's Board shall be subject to re-election by the Company's stockholders at the Company's scheduled meetings for the election of directors.

         (b) Following the Closing and so long as the Buyers other then those listed in 2.25 (a) above (individually or jointly the "International Investor") shall hold, in the aggregate, at all times following the completion of the Closing, at least the Requisite Percentage, the International Investor shall be entitled to designate that number of members of the Board which as a percentage of the total number of members of the Board is not less than the percentage of the issued and outstanding shares of the Company's Common Stock held by the International Investor; provided that, notwithstanding any of the foregoing, so long as the International Investor holds the Requisite Percentage the International Investor shall always be entitled to designate at least one member of the Board, and provided, further, that in case of a fractional pro rata entitlement the fractional number shall be `rounded up' to the nearest whole number . Thus, for purposes of example only, if the International Investor holds 30% of the stock and the size of the Board is 9 directors, the "rounding-up"-based calculation will entitle the International Investor to 3 directors (i.e. 30% of 9 = 2.7 = 3). Such right shall then continue in full force and effect so long as the International Investor shall hold the Requisite Percentage. The International Investor acknowledges and agrees that the director designated by it to sit on the Company's Board shall be subject to re-election by the Company's stockholders at the Company's scheduled meetings for the election of directors.

         (iii) To the extent that the Canadian Investor in Section 2.25 (a) or the International Investor in Section 2.25 (b), as the case may be, has not exercised its rights to appoint its full entitlement of Board seats, such failure shall not constitute a waiver of any of its rights hereunder.

2.26     REGISTRATION RIGHTS

         (a) Upon the written request, at any time and from time to time but not more than once in any calendar year, of the Buyers representing not less than 15% of the issued and outstanding shares of the Company's Common Stock (the "Requisite Percentage"), the Company shall file a registration statement (the "Registration Statement"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Act") with respect to the Shares; provided, however that such request must be for the registration of not less than the Requisite Percentage. The Company shall use its best efforts to: (i) file the Registration Statement with the SEC within 45 days from the date of the request; (iii) cause the Registration Statement to become effective within 120 days after the date of the request; and (iv) to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement is declared effective or such earlier date when all registered securities of Buyers covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Buyers.

         (b) At any time that the Company proposes to file a Registration Statement with the SEC under the Act with respect to a sale of its securities to the public, whether for its own account or for the account of other holders of its securities or both each such time it will give written notice to all Buyers of its intention so to do. Upon the written request of any such Buyer to do so, the Company will use its best efforts to cause the Buyer's Shares to be included in the Registration Statement to permit the sale of such Shares, subject to the Buyers agreeing to any lock up or other restriction then imposed on other registering holders.

         (c) The Shares sought to be registered pursuant to (a) or (b) above are hereinafter referred to as the "Securities". The Buyer (also referred to hereinafter as the "Holder") shall pay any and all underwriting commissions, if any, in connection with the registration and sale of the Securities under this
                  Section 2.26, but the Company shall bear all fees and expenses attendant to registering the Securities under federal, state and any other securities laws, and any required filings with the NASD, including, without limitation, all printing costs.

         (d) The Company shall use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable.

         (e) The Company shall use its best efforts to cause the Securities to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request; provided, however, that the Company shall not by reason of this Section 2.26 be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process in such jurisdiction.

         (f) Upon request, the Company shall furnish the Holder and its counsel copies of all registration statements and amendments and supplements thereto, each preliminary and final prospectus and amendment and supplement thereto, comment letters from the SEC, the National Association of Securities Dealers ("NASD") and state securities commissions, and such other documents as the Investor shall reasonably request to facilitate the disposition of the Securities included in such registration.

         (g) The Company will indemnify and hold harmless the Holder, and each partner, officer, director, and controlling person of the Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement against all claims, losses, damages and liabilities (or actions in respect thereof under the Act, the Exchange Act, common law or otherwise arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like as amended and supplemented) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or any state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will promptly reimburse the Holder, and each partner, officer, director, and each controlling person of the Holder, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable to the Holder or any partner, officer, director and controlling person of the Holder, to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission contained in information furnished to the Company by the Holder in writing for use therein.

         (h) In connection with any registration statement in which the Holder is participating, the Holder shall furnish to the Company in writing such information and affidavits as the Company and any underwriter reasonably requests for use in connection with any such registration statement or prospectus and shall indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder.

         (i) If the indemnification provided for in subparagraph (h) above is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such of loss, liability, claim, damage, expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of competent jurisdiction by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the party's relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (j) With a view to making available the benefits of certain rules and regulations of the SEC, which may permit the sale of restricted securities (as that term is used in Rule 144 under the Act), to the public without registration, the Company undertakes to use its best efforts to:

                  (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Act;

                  (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (iii) so long as the Holder owns any restricted Securities, furnish to the Holder promptly upon a written request by the Holder as to the Company's compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the first registration statement filed by the Company for an offering of Securities to the general public), and of the Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing himself, herself or itself of any rule or regulation of the SEC allowing the Holder to sell any such Securities without registration.

         (k) Notwithstanding the forgoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Holder in writing of the existence of a Potential Material Event, the Holder shall not offer or sell any Securities, or engage in any other transaction involving or relating to the Securities, from the time of the giving of notice with respect to a Potential Material Event until either the events or circumstances comprising such Potential Material Event have been disclosed to the public or no longer constitute a Potential Material Event; provided however, that the Company may not so suspend the right to the Holder during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period. The term "Permitted Suspension Period" means one or more suspension periods during any consecutive 12-month period and the term "Potential Material Event" shall mean any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination. Notwithstanding anything to the contrary contained herein, the provisions hereof shall not apply to the extent that any of the Securities then included in such Registration Statement may be sold or otherwise transferred under Rule 144 under the Act or are transferred in a private non-brokerage transaction.

                  This Section 2.26 is a material inducement to the Buyer to enter into this Agreement.

                                   ARTICLE III

               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF BUYER

         Each of the Buyers hereby represents, warrants and certifies with respect to itself only and not with respect to any other Buyer as follows and hereby acknowledges and confirms that the Corporation is relying on such representations, warranties and certificates in accepting the purchase of Shares hereunder:


3.01     AUTHORIZATION, COMPLIANCE WITH LAWS AND CHARTER DOCUMENTS

         The Buyer has full power and authority to enter into this Agreement. This Agreement constitutes a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Buyer's organizational documents (if a company), as currently in effect, or an event which results in the creation of any lien, charge or encumbrance upon the capital stock or any asset of the Buyer, or a default under any agreement or contract of the Buyer, or a violation of any laws, rules, regulations, judgments, decrees or orders, except in the case of any of the foregoing, such default(s), lien(s) charge(s), encumbrance(s) or violation(s) as would not have a material adverse effect on the Buyer and all other companies (if Buyer is a company) directly or indirectly owned by Buyer, considered as a whole.

3.02     PURCHASE ENTIRELY FOR OWN ACCOUNT

         The Buyer is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for the resale or distribution of any part thereof. The Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. The Buyer further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.03     DISCLOSURE OF INFORMATION

         The Buyer has received all of the information that it considers necessary or appropriate for deciding whether to purchase the Shares. The Buyer further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.

3.04     ACCREDITED INVESTOR

         The Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D, as presently in effect.

3.05     RESTRICTED SECURITIES

         The Buyer acknowledges that, because the Shares have not been registered under the Securities Act, the Shares, must be held indefinitely unless the resale of which is subsequently registered under the Securities Act or an exemption from such registration is available. The Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.


3.06     POSSESSION OF MATERIAL NON-CONFIDENTIAL INFORMATION

         Buyer acknowledges, in connection with Buyer 's purchase of the Shares and discussions and negotiations with respect thereto, that the Investor may be in possession of material non-public information and, accordingly, agrees that it may not transfer any securities owned by it unless in compliance with applicable securities laws and regulations.

3.07     LEGENDS

         The Buyer understands that until:

         (a)      the Shares may be sold by the Investor under Rule 144(k); or

         (b) such time as the resale of the Shares have been registered under the Securities Act, or the certificates representing the Shares will bear a restrictive legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN OPINION FROM COUNSEL THAT SUCH OFFER, SALE OR TRANSFER FALLS WITHIN AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THOSE LAWS.

                  THE BUYER FURTHER UNDERSTANDS THAT THE CERTIFICATES REPRESENTING THE SHARES WILL BEAR A LEGEND, OR AN OWNERSHIP STATEMENT ISSUED UNDER A DIRECT REGISTRATION SYSTEM OR OTHER ELECTRONIC BOOK-ENTRY SYSTEM ACCEPTABLE TO THE ONTARIO SECURITIES COMMISSION WILL BEAR A LEGEND RESTRICTION NOTATION, STATING AS FOLLOWS:

                  UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER CLOSING DATE.

3.08 The Buyer is a resident at the address indicated at the end of this Agreement and has no other residency.

3.09 If an individual, the Buyer has obtained the age of majority and is legally competent to execute this Agreement and complete the purchase for Shares hereunder.

3.10 The Buyer has not received any document purporting to describe the business and affairs of the Company that has been prepared primarily for delivery to and review by the Buyer so as to assist the Buyer to make an investment decision in respect of the Shares being sold.

3.11 The Buyer (provided for the purposes of this Section 3.11 the Buyer shall mean only residents of Canada and Koby Ofek and Sinclair Montrose Trust Ltd.) qualify as an "accredited investor", as such term is defined in Ontario Securities Commission Rule 45-501 Exempt Distributions (the "Rule"), and as such the Buyer is one of the following:


         (a) an individual who beneficially owns, or who together with a spouse (which term, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage) beneficially own, financial assets (being cash, securities, or any contact of insurance or deposit or evidence thereof that is not a security for purposes of the
                  Act) having an aggregate realizable value that, before taxes but net of any related liabilities (being liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets), exceeds $1,000,000.00; or

         (b) an individual whose net income before taxes exceeded $200,000.00 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000.00 in each of those years and who, in either case, has a reasonable expectation of exceeding the same threshold net income level in the current year; or

         (c) a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000.00 a reflected in its most recently prepared financial statements (as prepared in accordance with generally accepted accounting principles); or

         (d) a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficially, are persons or companies that qualify under any one or more of the above categories; or

         (e) a person, company or other entity that qualifies under any one of the "accredited investor" categories listed in the Rule, and the Buyer agrees to provide specifics thereof.

3.12     Further, the Buyer acknowledges that:

         (a) the Shares are subject to transfer and resale restrictions pursuant to the OSA and the regulation, rules, orders, instruments and published policy statements applicable thereunder, including Multilateral Instrument 45-102 Resale of Securities;

         (b) the Buyer's purchase of the Shares has not been made through or as a result of and the distribution of the Shares is not being accompanied by an advertisement or general solicitation in printed or public media, or general or regular print circulation, radio or television or telecommunications, including electronic display of any other form of advertisement; and

         (c) the Buyer is generally responsible for obtaining such legal advice as the Buyer considers appropriate in connection with the execution, delivery and performance of this Agreement and any subsequent transfer or resale of the Shares.

                                   ARTICLE IV

                                     CLOSING

4.01 On the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Buyers will receive the Shares listed beside their name in Schedule 4.01, representing Seventy Five Percent (75%) of the Company's then outstanding Common Stock on a fully diluted basis, excluding however 1,437,500warrants (exercisable at $0.50 per common share) and 2.425 million options (2,325,000 exercisable at $0.50 and 100,000 exercisable at $1.00 per common share) currently outstanding for the purchase of common shares of MEI (collectively the "Warrant(s)").

4.02 On the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Buyers shall receive the warrants in accordance with Schedule 4.02, whereby for each common share of the Company issued upon exercise of a Warrant, the Buyers shall be issued (pro rata to each of their Company holdings), at the same price per share as the exercise price of the common share of the Company issued upon exercise of a Warrant, three common shares of the Company. The form of warrant issued to Buyers is set out in Schedule 4.02 and such warrants shall be referred to as "New Warrants".

4.03     CLOSING

         The closing ("Closing") of the transaction contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than May 31, 2004, subject to the right of the Company or the Buyer to extend such Closing Date by up to an additional ten (10) days. Such Closing shall take place at a mutually agreeable time and place. At Closing, the following will occur:

         (a) The Company will issue and deliver 39,360,272 newly issued treasury shares of the Company's Common Stock in the name of Buyers in accordance with this Agreement;

         (b) The Company will issue and deliver the New Warrants in accordance with this Agreement;

         (c) At Closing, Ramesh Zacharias, Lewis MacKenzie and John Yarnell shall remain on the Board and Frank Baillie and William Thomson shall resign as a Board member and the Buyers shall designate Sidney Braun, Michael Sinclair, Kobi Ofek and Manfred Walt to be appointed to the Board of Directors (the "Buyers' Designees"). Upon the appointment of Buyers' Designees, the Company will have a total of seven (7) Directors. Other than Ramesh Zacharias, Koby Ofek, Michael Sinclair and Sid Braun, the directors shall be paid a per annum fee of Cdn$20,000;

         (d) At the Closing, the Company shall execute and deliver Certified resolutions of the Board of Directors of the Company in the form attached hereto as Schedule Section 4.03(d) authorizing the consummation of the transactions contemplated by this Agreement; and appointing and electing the persons designated by Buyers as officers and directors of the Company effective as of the Closing Date;

         (e) Non-Competition. At or prior to Closing the current directors and officers, who are not resigning pursuant to Section 4.03
                  (c) above, of each of the Company who are not resigning pursuant to Section 4.03(c) above and Buyers' Designees shall undertake in the form attached, as Schedule Section 4.03(e), that for a period of one (1) year from the date they cease activities on behalf of the Company they will not provide services or products that compete with those being marketed or sold by the Company.

         (f) At the Closing, the Company shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Among other things, the Company shall provide an opinion of counsel acceptable to Buyer as to such matters as Buyer may reasonably request, which shall include, but not be limited to, a statement, to the effect that to such counsel's best knowledge, after reasonable investigation, that the execution, delivery and performance of the Agreement by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's incorporation documents, each as currently in effect, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable statute or regulation (such compliance including, but not being limited to, the filing of all reports to date with federal and state securities authorities), or (iv) any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

4.04     ANTI-DILUTION

                  The number of shares of the Company's Common Stock issuable at Closing shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, re-capitalization, or similar change in the Company's Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

4.05     TERMINATION

         (a) This Agreement may be terminated by the Board of Directors of either the Company or Buyer at any time prior to the Closing Date if:

                  (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange;

                  (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange; or

                  In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

         (b) This Agreement may be terminated by the Buyer at any time prior to the Closing Date if:

                  (i) the Buyer determines in good faith that one or more of Buyer's conditions to Closing has not occurred, but only after the offending party has been given ten days notice and an opportunity to cure, through no fault of the Buyer.

                  (ii)     the Buyer takes the termination action specified in
                           Section 2.17 as a result of Company Schedules or updates thereto which Buyer finds unacceptable; or

                  (iii) the Company shall fail to comply with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Company contained herein shall be inaccurate , where such noncompliance or inaccuracy can have a Material Adverse Affect on the Company and has not been cured within ten (10) days after written notice thereof.

                  (iv) there shall have been any change after the date of the latest balance sheet of the Company in the assets, properties, business or financial condition of the Company which could have a Material Adverse Effect on the financial statements of the Company listed in Section 2.04(a) and 2.04(b) taken as a whole, except any changes disclosed in the Company Schedules.

                  (v) on or before April 30, 2004, if Buyer notifies the Company that Buyer 's investigation pursuant to
                           Section 5.01 below has uncovered information which it finds unacceptable by the same criteria set forth herein;

                  If this Agreement is terminated pursuant to this paragraph, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

         (c) This Agreement may be terminated by the Board of Directors of the Company at any time prior to the Closing Date if:

                  (i) the Board of Directors of the Company determines in good faith that one or more of the Company's conditions to Closing set forth in Article VI has not occurred, but only after the offending party has been given twenty days notice and an opportunity to cure, through no fault of Company;

                  (ii) Buyer shall fail to comply with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Buyer contained herein shall be inaccurate, where such noncompliance or inaccuracy can have a material adverse affect on the rights being granted to the Company hereunder and has not been cured within ten
                           (10) days after written notice thereof.

                  If this Agreement is terminated pursuant to this paragraph, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

                                    ARTICLE V

                                SPECIAL COVENANTS

5.01     ACCESS TO PROPERTIES AND RECORDS

         The Company to the officers and authorized representatives of the Buyer full access to the properties, books and records of the Company in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Company, and Company will furnish the Buyer with such additional financial and operating data and other information as to the business and properties of the Company, as the Buyer shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and Company shall cooperate fully therein. No investigation by Buyer shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the Company under this Agreement. In order that Buyer may investigate as it may wish the business affairs of the Company, the Company shall furnish the Buyer during such period with all such information and copies of such documents concerning the affairs of it as the Buyer may reasonably request, and cause its officer, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the Buyer all material facts affecting its financial condition, business operations, and the conduct of operations.

5.02     THIRD PARTY CONSENTS AND CERTIFICATES

         The Company agrees to cooperate with Buyer in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

5.03 EXCLUSIVE DEALING RIGHTS UNTIL 5:00 P.M. EASTERN DAYLIGHT TIME ON MAY 31, 2004

         In recognition of the substantial time and effort which Buyer has spent and will continue to spend in investigating the Company and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither the Company, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of the Company) or similar transactions involving the Company (all such transactions being referred to as "Company Acquisition Transactions"). If the Company receives any proposal with respect to a Company Acquisition Transaction, it will immediately communicate to Buyer the fact that it has received such proposal and the principal terms thereof.

5.04     ACTIONS PRIOR TO CLOSING

         (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or as permitted or contemplated by this Agreement, the Company (subject to paragraph (b) below) will :

                  (i) carry on its business in substantially the same manner as it has heretofore;

                  (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                  (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                  (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                  (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

                  (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

         (b) From and after the date of this Agreement until the Closing Date, the Company will not:

                  (i) make any changes in their Articles of Incorporation or Bylaws, except as otherwise provided in this Agreement;

                  (ii) take any action described in Section 2.07 in the case of the Company (all except as permitted therein or as disclosed in the applicable party's schedules);

                  (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

                  (iv) sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions.

         (c) Prior to Closing the Company shall enter into a written agreement, acceptable to Buyers n their sole discretion, with Canada Customs and Revenue Agency for the repayment of the Company's debt in regards to GST.

5.05     INDEMNIFICATION

         Subject to Section 8.12 the Company hereby agrees to indemnify Buyer and each of the officers, agents, and directors of Buyer and each of the Buyer's shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made by the Company under this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement. In no event shall damages awarded to Buyers exceed $5million.

                                   ARTICLE VI

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.01     ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF COVENANTS

         The representations and warranties made by Buyer in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Buyer shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

6.02     NO GOVERNMENTAL PROHIBITION

         No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of the Buyer under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

7.01     ACCURACY OF REPRESENTATIONS AND PERFORMANCE OF COVENANTS

         The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing. Buyer shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

7.02     OFFICER'S CERTIFICATE

         Buyer shall have been furnished with certificates dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

7.03     NO MATERIAL ADVERSE CHANGE

                  Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.18.

7.04     NO GOVERNMENTAL PROHIBITION

         No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

7.05     CONSENTS

         All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

7.06     OTHER ITEMS

         Buyer shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Buyer may reasonably request.

7.07     REPURCHASE OF PREFERENCE SHARES

         All preference shares issued and outstanding shall have been be converted to 9,348,000 common shares and warrants to purchase 3,083,949 common shares of the Company.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.01 The Company acknowledges that the obligations of each Buyer under this Agreement and other agreements delivered in connection herewith (collectively "Transaction Documents") are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under the Transaction Documents. The Company acknowledges that the decision of each Buyer to purchase securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospectus of the Company which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any Buyer (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Buyer pursuant hereto or thereto shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Buyer shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that they have elected to provide all Buyers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Buyers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Buyers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

8.02     NO BANKRUPTCY AND NO CRIMINAL CONVICTIONS

         None of the Parties to the Agreement, nor their officers, directors or affiliates or control persons, nor any predecessor thereof have been subject to the following:

         (a) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past five (5) years;

         (b) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

         (c) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

         (d) Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "SEC") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

8.03     BROKERS

         No broker's or finder's fee will be paid in connection with the transaction contemplated by this Agreement. The Company and Buyer agree that there were no brokers or finders involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.

8.04     GOVERNING LAW AND ARBITRATION

         This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the Province of Ontario. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration.

         (a) Rules. The arbitration shall be conducted on a confidential basis in accordance with the Rules of Procedure for the Conduct of Arbitration of the Arbitration and Mediation Institute of Ontario Inc. (the "Rules"). If there are no Rules in effect at the time of the commencement of the arbitration, the arbitration shall proceed in accordance with the provisions of the Arbitrations Act, 1991 (Ontario).

         (b) Initiation. The arbitration process may be commenced by any party giving written notice to the other parties specifying particulars of the matters in dispute.

         (c ) Arbitrator. The arbitration shall be conducted by a single arbitrator agreed to by the Parties. If the Parties are unable to agree upon an arbitrator, then an arbitrator shall be appointed in accordance with the Rules.

         (d) Location. The arbitration shall be conducted in the City of Toronto, Ontario.

         (e) Combination. If there is more than one matter to be arbitrated, all such matters shall, to the extent possible, be combined in one arbitration.

         (f) Co-Operation. Each of the parties shall co-operate with the arbitrator and provide him or her with all information in its possession and under its control necessary or relevant to the matter in dispute.

         (g) Timing. Subject to the arbitrator's availability and discretion, the arbitration shall be completed within 30 days of the commencement of the arbitration hearing and the arbitrator shall deliver a written decision within 10 days of the completion of the arbitration hearing.

         (h) Judgment. Judgement upon the arbitrator's award may be entered into any court having jurisdiction.

         (i) No Appeal. The decision of the arbitrator shall be final and binding upon the parties and there shall be no appeal from the decision of the arbitrator.

         (j) Costs. The quantum of the costs of arbitration shall be determined by the arbitrator and shall be borne by the unsuccessful party(ies).

8.05     NOTICES

         Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

         If to the Company, to:           Med-Emerg International Inc.
                                          6711 Mississauga Road - Suite 404
                                          Mississauga, Ontario
                                          L5N 2W3
                                          Attention:  Bill Danis
                                          Fax: 905-858-1399

                  with copies to:         Conway Kleinman Kornhauser, LLP
                                          Barristers & Solicitors
                                          390 Bay Street  - Suite 1102
                                          Toronto, Ontario
                                          M5H 2Y2
                                          Attention:  David Kornhauser
                                          Fax: 416-368-5454

         If to Buyers to address beside their names on Schedule 4.01
                  with copies to:         Aboudi & Brounstein, Law Offices
                                          3 Gavish St, Kfar saba
                                          Israel 44641
                                          Attention:  Gerald Brounstein
                                          Fax: 972-9-764-4833

                                          Goldman, Spring, Kichler & Sanders LLP
                                          40 Sheppard Avenue West - Suite 700
                                          Toronto, Ontario
                                           M2N 6K9
                                          Attention:  Joseph Maierovits
                                          Fax: (416) 225-4805

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the second day after dispatch, if sent by night courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) ten (10) days after mailing, if sent by registered or certified mail.

8.06     ATTORNEY'S FEES

         In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.07     SCHEDULES; KNOWLEDGE

         Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

8.08     THIRD PARTY BENEFICIARIES

         This contract is strictly between the Company and Buyer, and, except as specifically provided, no director, officer, stockholder , employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

8.09     EXPENSES

         Each of the Parties shall be responsible for its own costs and expenses, including the fees and expenses of counsel and accountants, incurred in connection with the Contemplated Transactions, if the transactions are not consummated. In the event that the transactions are consummated the remaining entity shall pay for all such expenses for both parties.

8.10     ENTIRE AGREEMENT

         This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

8.11     SURVIVAL; TERMINATION

         The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

8.12     COUNTERPARTS

         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.13     AMENDMENT OR WAIVER

         Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the

Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.14     BEST EFFORTS

         Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

8.15     FAXED COPIES

         For purposes of this Agreement, a faxed signature will constitute an original signature.

8.16     SEVERABILITY

         The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

8.17     INTERPRETATION

         Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and words importing persons shall include firms and corporations and vice versa. For purposes of this Agreement the word `person' includes individuals, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts or other organizations, whether or not legal entities.

8.18     PRESS RELEASES

         Prior to the making, issuance or dissemination of any publication, presentation, public announcement or press release which includes the name of a Buyer the Company shall obtain the Buyer's prior written consent. The Company's disclosure of the name of Buyer in accordance with its obligation under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of this Section 8.18.

         IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

MED-EMERG INTERNATIONAL INC.


----------------------
By:
Title:
I have authority to bind the company.


NAME OF BUYER                               ADDRESS

Sinclair Montrose Trust Ltd.                SMT, 9 Mandeville Place, London, W1V 3AT, UK

---------------------
By:
Title:
I have authority to bind the company.

                                            Flat 6, 11 Hyde Park Garden, London  W2 2LU, UK
---------------------
Sidney Braun


                                            21 Har Dafna Street, Savyon, Israel
---------------------
Koby Ofek

BXR1 Holdings Inc.                          175 Bloor Street East, South Tower, Suite 705, Toronto, Ontario M4W 3R8

---------------------
By:
Title:
I have authority to bind the company.

Walt & Co. Inc.                             152 Bradgate Drive, Thornhill, Ontario L3T 7L8

---------------------
By:
Title:
I have authority to bind the company.

                                            175 Bloor Street East, South Tower, Suite 705, Toronto, Ontario M4W 3R8
---------------
Lillian Brachfeld

                                            254 Warren Road, Toronto, Ontario, M4V 2S8
---------------
David Kassie

                                            4, Dov Hausner Street, Tel Aviv, Israel
----------------
Yosi Pinson

                                            49 Kensington Court, Suite 6, London W8 5DB, UK
----------------
Eastkings RBS

                                            5 St. Mary Abbots Place, 1st Floor, London W8 6LS UK
----------------
David Frost RBS

                                            6, Rue de Hesse, 1204 Geneva Switzerland
----------------
Albert Azoulai



NAME OF BUYER                               ADDRESS

                                            26, Hazayit Street, Tel Mond 40600, Israel
---------------
Avi Gabbay

                                            8, Zartizky Street, Tel Aviv, Irael
----------------
Yigal Solomon

                                            5, Meridor Street, Tel Aviv 62411, Israel
----------------
Amir Yorav

                                            PIM Ltd., 15 St. James's Place, London SW1A 1NP, UK
----------------
David Morrisson

                                            Brooms, Langley Lower Green, Saffron Walden CB11 4SB, UK
----------------
Andrew Fearon

                                            Serge Hill, Serge Hill Lane, Bedmond, Hertfordshire WD5 0RY, UK
----------------
Kate Docherty

                                            4a, Maor Margalit Street, Tel Aviv 69401, Israel
-----------------
Yoav Shnitzer

                                            84a, Azar Street, Kfar Saba, Israel
-----------------
Ran Artzi


The Holding Co.                             Unit 2, Finchley Ind. Center, 879 High Road, North Finchley, N12 8QA, UK


----------------
By:
Title:
I have authority to bind the company.
